SCHEDULE 14C
                              AMENDMENT NUMBER ONE
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement     [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
[ ]  Definitive Information Statement           Rule 14c-5(d)(2))


                           MASS MEGAWATTS WIND POWER, INC.
                (Name of Registrant As Specified In Its Charter)

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[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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                           MASS MEGAWATTS WIND POWER, INC.
                                 95 Prescott Street
                         Worcester, Massachusetts  01605


                            NOTICE OF SPECIAL MEETING

TO THE MASS MEGAWATTS WIND POWER, INC. STOCKHOLDERS:

     A Special Meeting of Stockholders of Mass Megawatts Wind Power, Inc. (the "Company" or "Mass Megawatts") will be held on Thursday, June 26, 2008 at 9:00 a.m. local time at the Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752 to consider and vote upon the following action:


     Amending our articles of organization to increase our authorized capital stock to 7,000,000 shares of common stock, no par value per share (the "Common Stock") from 5,000,000 shares of Common Stock and ratifying all actions taken previously to effect such amendment and increase.



Our Board of Directors has unanimously approved, and individual investors including Jonathan Ricker, our Chairman and Chief Executive Officer, who together own 2,503,694 shares (50.3%) of the 4,976,992 shares of Common Stock outstanding as of April 3,2008 and the date of this Information Statement, have consented in writing to, the Action to increase the authorized shares. The other individual investors are not officers or directors of the Company. Only Jonathan Ricker is an officer or director of the investors who signed the majority consent. Such approval and consent are sufficient under Massachusetts General Corporation Law and our By-Laws to approve the Action without the need for proxies to be solicited from our Stockholders. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing Action. Accordingly, the Action will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Action in accordance with the requirements of Massachusetts law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.



                                 By Order of the President


                                 /s/ Jonathan Ricker
                                 Chairman, President, Treasurer and Clerk

Worcester, Massachusetts
April 3, 2008


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                            MASS MEGAWATTS WIND POWER, INC.
                                 95 Prescott Street
                          Worcester, Massachusetts  01606

                                April 3, 2008

              Information Statement of Mass Megawatts Wind Power, Inc.

   Special Meeting of Mass Megawatts Stockholders to be held May 9, 2008

      NO VOTE OR OTHER ACTION OF MASS MEGAWATTS STOCKHOLDERS IS REQUIRED  IN
                   CONNECTION WITH THIS INFORMATION STATEMENT.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     This information statement contains information about a special meeting of the stockholders of Mass Megawatts Wind Power, Inc., a Massachusetts corporation (the
"Company "or "Mass Megawatts"), to be held on Thursday, June 26, 2008 at 9:00 a.m. local time at Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752.

     The Company intends to release this information statement to our stockholders on May 21, 2008 to those persons who were Mass Megawatts stockholders as of the record date of April 3, 2008 (the "Record Date").
The Company's common stock, no par value ("Common Stock"), is currently our only outstanding class of capital stock. By way of this information statement, holders of our Common Stock are being informed that the following matter will be submitted to a vote of our stockholders at the special meeting:


     Amending our articles of organization to increase our authorized capital stock to 7,000,000 shares of Common Stock from 5,000,000 shares of Common Stock and ratifying all action taken previously to effect such amendment and increase.


     The proposal will be voted on at the special meeting on June 26,2008, or as soon thereafter as possible. We are not asking you for a proxy.

     Our Board of Directors has unanimously approved, and individual investors including Jonathan Ricker, our Chairman and Chief Executive Officer, who together own2,503,694 shares (50.3%) of the 4,976,992 shares of Common Stock outstanding as of April 3,2008 and the date of this Information Statement, have consented in writing to, the Action to increase the authorized shares. The other individual investors are not officers or directors of the Company. Only Jonathan Ricker is an officer or director of the investors who signed the majority consent. Such approval and consent are sufficient under Massachusetts General Corporation Law and our By-Laws to approve the Action without the need for proxies to be solicited from our Stockholders. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Massachusetts law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

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     Dissenter's Rights of Appraisal
     -------------------------------

     Under Massachusetts law, our dissenting stockholders are not entitled to dissenter's appraisal rights with respect to the proposed amendments to our articles of organization.

     Security Ownership of Directors, Management and Certain Beneficial Owners
     -------------------------------------------------------------------------

     As of the date of this information statement there are 4,976,992 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. April 3, 2008 is the record date for determining which of our stockholders are entitled to notice with respect to this information statement and to vote at the special meeting of stockholders.

     The following table sets forth information for each person known to be the beneficial owner of more than five percent of our Common Stock and information as of April 3,2008 concerning the beneficial ownership of the Company's
Common Stock for each of the Company's directors, the Company's Chief Executive Officer and the Company's directors and Chief Executive Officer as a group.

---------------------------------------------------------------------------
   NAME AND ADDRESS                 AMOUNT AND NATURE OF   PERCENT OF CLASS
OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP

---------------------------------------------------------------------------
Jonathan Ricker, Chairman,              1,701,820 shares             34.1%
  President, Treasurer, Clerk and
  Director
11 Maple Avenue
Shrewsbury, MA  01545
---------------------------------------------------------------------------
Alison Gray, Director                         200 shares             00.01%
32 Westwood Road
Shrewsbury, MA  01545
---------------------------------------------------------------------------
Jodi A. Vizzo, Director                       223 shares             00.01%
8 Tamarack Lane
Shrewsbury, MA  01545
---------------------------------------------------------------------------
Thomas Weisz                              505,858 shares             10.1%
20201 E. Country Club Dr.
Aventura, FL  33180


Directors and officers as a group       1,702,243 shares             44.2%
---------------------------------------------------------------------------

(1) A beneficial owner includes any person who, directly or indirectly, has the power to vote or direct the voting of the Company's Common Stock or the power to dispose, or to direct the disposition of such stock.

     Authorization of Additional Shares of Common Stock
     --------------------------------------------------

     An amendment to the Company's articles of organization increasing our authorized Common Stock to 7,000,000 shares from 5,000,000 shares will enable us to have sufficient shares of Common Stock available for issuance. The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.


The newly authorized shares of Common Stock will have the same rights and privileges as the presently authorized shares of our Common Stock. Our Common Stock does not entitle any holder to any dividend or preemption rights.


     There can be no assurance as to the amount of consideration the Company would receive from any issuance of additional shares of our Common Stock nor can there be any assurance of what effect, if any, the proposed increase in the authorized shares of our Common Stock and any subsequent issuance will have on the market price of our Common Stock.


      Since the number of authorized shares of our Common Stock will be increased to 7,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.


      Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increased in the authorized common stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized common stock is to provide the Company's management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized common stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. The Company currently has no such provisions in any of its governing documents.

      As summarized below, provisions of the Company's certificate of incorporation and by-laws and applicable provisions of the Massachusetts General Corporation Law may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company's control or in its management.


     Miscellaneous
     -------------

     The Company requests brokers, custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the Company's Common Stock and the Company will, upon request, reimburse such holders for their reasonable expenses in connection therewith.


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     Conclusion
     ----------

     This information statement is intended to provide our stockholders with the information required by the rules and regulations of the Securities Exchange Act of 1934. This information statement describes the actions that will be voted on at our special meeting of stockholders to be held on June 26, 2008.



Approval of the proposed amendments is not required and your vote is not being solicited in connection with these actions.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.